UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 8, 2026

Paycom Software, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-36393 (Commission File Number)	80-0957485 (IRS Employer Identification No.)
7501 W. Memorial Road, Oklahoma City, Oklahoma (Address of principal executive offices)		73142 (Zip Code)

Registrant’s telephone number, including area code: (405) 722-6900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	PAYC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 8, 2026, the Board of Directors (the “Board”) of Paycom Software, Inc. (the “Company”) increased the size of the Board from six directors to eight directors and appointed (i) Craig E. Boelte to the Board to serve as a Class I director and (ii) William Kerber to the Board to serve as a Class III director. Mr. Kerber was also appointed to serve on the audit committee of the Board concurrently with his appointment to the Board.

Since his retirement in February 2025, Mr. Boelte, 62, has devoted his time to overseeing and managing his family office and its investment portfolio, as well as serving as a member of the board of directors for Kirkpatrick Bank. He previously served as the Company’s (i) Chief Financial Officer from February 2006 to February 2025, (ii) Treasurer from May 2017 to February 2025 and (iii) Secretary from May 2017 to February 2024. Before joining the Company, Mr. Boelte founded and ran his own accounting firm for 11 years. Prior to that, Mr. Boelte spent nine years at Deloitte & Touche. Mr. Boelte has nearly 40 years of experience in the workforce management and HR industry. Mr. Boelte is a member of the Oklahoma Society of CPAs and the American Institute of CPAs. Mr. Boelte received his bachelor’s degree in business administration and his master’s degree in accounting from Oklahoma State University.

Mr. Kerber, 50, is the Chief Executive Officer of Human Mode, LLC, a robotics company focused on advancing humanoid and collaborative robotic systems that can assist humans in unpredictable environments. Prior to founding Human Mode, Mr. Kerber served as the Company’s Chief Information Officer from July 2007 to October 2017. He joined the Company in 1999 as one of its original employees and served as a software developer and network architect. Mr. Kerber has over 25 years of software development and network design experience. Mr. Kerber received his bachelor’s degree in computer science from the University of Oklahoma. He previously served on the University of Oklahoma School of Computer Science’s board of advisors, is an OU Felgar Society distinguished graduate recipient and sponsored the William Kerber Software Studio.

Each of Mr. Boelte and Mr. Kerber will receive the Company’s standard compensation for non-employee directors, which is described in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 2, 2026. There are no arrangements or understandings between Mr. Boelte or Mr. Kerber and any other person pursuant to which Mr. Boelte or Mr. Kerber was named a director of the Company. Neither Mr. Boelte nor Mr. Kerber has any direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

On July 9, 2026, the Company issued a press release announcing the appointment of each of Mr. Boelte and Mr. Kerber to the Board. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information in this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
99.1	Press release, dated July 9, 2026, issued by Paycom Software, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAYCOM SOFTWARE, INC.

Date:	July 9, 2026	By:	/s/ Robert D. Foster
Robert D. Foster
Chief Financial Officer